Exhibit 3.2

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                           SENECA FOODS CORPORATION


 Under Section 805 of the Business Corporation Law

         We, the undersigned, being the President and Secretary of SENECA FOODS CORPORATION, do hereby certify as follows:

         FIRST:   The name of the Corporation is SENECA FOODS CORPORATION.  The name under which the Corporation was formed is SENECA GRAPE JUICE CORPORATION.

         SECOND: The certificate of incorporation of the Corporation was filed by the Department of State on August 17, 1949.

         THIRD:   The certificate of incorporation of the Corporation is hereby amended to:
         (a) Authorize a new class of ten million (10,000,000) shares of Common Stock of the par value of $0.25 to be designated Class A Common Stock;
         (b) Reclassify the existing class of Common Stock as Class B Common Stock; (c) Establish the express terms of the Class A Common Stock and the Class B Common Stock. To accomplish this, Articles 3 and 4 of the Certificate of Incorporation, are hereby amended to read in their entirety as follows:
                  3. The Capital Stock of the  Corporation  shall consist of ten million (10,000,000) shares of Class A Common Stock of the par value of $0.25 each; ten million (10,000,000) shares of Class B Common Stock of the par value of $0.25 each; two hundred thousand (200,000) shares of Six Percent (6%) Voting Cumulative Preferred Stock of the par value of $0.25 each; thirty thousand (30,000) shares of Preferred Stock Without Par Value, to be issued in series by the Board of Directors, pursuant to the provisions of Article 4, Section (c) hereof, subject to the limitations prescribed by law; and four million (4,000,000) shares of Preferred Stock with $.025 par value, Class A, to be issued by the Board of Directors pursuant to the provisions of Article 4, Section (d) hereof, subject to the limitations prescribed by law. The stated capital of the Corporation as determined pursuant to Section 506 of the Business Corporation Law shall be increased by one million one hundred eighty thousand four hundred ninety three dollars ($1,180,493) and such increase shall be allocated equally to the stated capital in respect of the Corporation's $0.25 par value Class A Common Stock and Class B Common Stock.

                  4. The designations, preferences, privileges and voting powers of the shares of each class of stock which the Corporation is authorized to issue, and the restrictions or qualifications thereof, shall be as follows:

                  (a)      Class A Common Stock and Class B Common Stock.

                  (A) Provisions Applicable to Class A Common Stock and Class B Common Stock.

                           (i) The holders of record of Class A Common Stock and the holders of record of Class B Common Stock shall have equal rights and rank per share with respect to any and all dividends and distributions declared on the common stock of the Corporation, and no dividend or distribution shall be declared or made with respect to either Class A Common Stock or Class B Common Stock unless that dividend or distribution is declared and made with respect to both such classes; except that (subject to conversion rights of any preferred stocks) a dividend or distribution upon Class A Common Stock which will be paid in shares of common stock of the Corporation shall be declared and made only in shares of Class A Common Stock and a dividend or distribution upon Class B Common Stock which will be paid in shares of common stock of the Corporation shall be declared and made only in shares of Class B Common Stock, and if a dividend or distribution is so declared and paid in shares of one class of common stock to the holder of each share of that class, a per-share dividend or distribution in an equal number of shares of the other class of common stock shall be concurrently declared and paid to the holder of each share of such other class, so that the number of shares of Class A Common Stock paid as a dividend or distribution on a share of Class A Common Stock shall be equal to the number of shares of Class B Common Stock paid as a dividend or distribution on a share of Class B Common Stock.

                           (ii) In the event of any voluntary or involuntary liquidation, dissolution or any winding up of the Corporation, each share of Class A Common Stock and Class B Common Stock shall rank equally with respect to any distribution to be received by holders of common stock upon or with respect to liquidation, dissolution or winding up.

         (B)      Provisions Applicable to Class A Common Stock.

                           (i) The holders of Class A Common Stock are entitled to one-twentieth (1/20th) of one vote per share on all questions presented to the stockholders. In all elections of directors of the Corporation, each holder of Class A Common Stock shall have the right to vote in person or by proxy one-twentieth (1/20th) of one vote for each share of Class A Common Stock held by such holder for as many Persons as there are directors to be elected.
         No cumulative voting for directors shall be permitted.

             Any provision of the Certificate of Incorporation or By-laws of the Corporation requiring the affirmative vote of a specified percentage of shares of the Corporation shall be read to give effect to the lesser voting rights of the holders of Class A Common Stock as described above; specifically, a provision that the affirmative vote of a specified percentage of the shares of the Corporation is required shall require the affirmative vote of the holders of that percentage of the aggregate voting power of the Corporation.

              The holders of Class A Common Stock are entitled to vote as a separate class (i) on any proposal to amend the Corporation's
         Certificate of Incorporation to increase the authorized number of shares of Class B Common Stock, unless the increased authorization does not exceed the number of shares of Class B Common Stock which must be issued in a proposed stock dividend with respect to shares of Class B Common Stock and which conforms to the requirements set forth in this Article with respect to payment of dividends in stock of this Corporation upon shares of Class B Common Stock and Class A Common Stock and (ii) as required by applicable law.

                           (ii) The Class A Common Stock is not convertible into shares of Class B Common Stock, unless the number of outstanding shares of Class B Common Stock falls below 5% of the aggregate number of outstanding shares of Class B Common Stock and Class A Common Stock. At such time, all of the outstanding Class A Common Stock will be converted automatically into shares of Class B Common Stock on a share-for-share basis. For purposes of this Article 4(a)(B)(ii), "outstanding" shares of Common Stock would not include shares of Class B Common Stock or shares of Class A Common Stock repurchased by the Corporation and not reissued.

         (C)      Provisions Applicable to Class B Common Stock.

                           (i) Except as provided in  paragraph  (C)(ii) of this
         Article 4(a), the holders of Class B Common Stock are entitled to one vote per share on all questions presented to the stockholders. In all elections of directors of the Corporation, each holder of Class B Common Stock shall have the right to vote in person or by proxy the number of shares of Class B Common Stock held by such holder for as many Persons as there are directors to be elected. No cumulative voting for directors shall be permitted. The holders of Class B Common Stock are entitled to vote as a separate class where required by applicable law. If any share of Class B Common Stock is ineligible to vote by reason of the limitations contained in paragraph (c)(ii) of this
         Article 4(a), that share will be excluded from the determination of the total shares eligible to vote for any purpose for which a vote of shareholders is taken.

                           (ii) The voting rights of holders of shares of Class B Common Stock are subject to the following restrictions: If a Person acquires more than 15% (the "15% Threshold Amount") of the outstanding Class B Common Stock after August 5, 1995 (the "Threshold Date") and does not acquire after the Threshold Date a percentage of the Class A Common Stock outstanding at least equal to the percentage of Class B Common Stock acquired by that Person after the Threshold Date in excess of the 15% Threshold Amount, such Person will not be allowed to vote shares of Class B Common Stock acquired after the Threshold Date in excess of the 15% Threshold Amount. The inability of the Person to vote the shares of Class B Common Stock in excess of the 15% Threshold Amount will continue until such time as a sufficient number of shares of Class A Common Stock have been acquired by the Person.

             For purposes of calculating the 15% Threshold Amount, the following acquisitions and increases shall be excluded: (i) shares of Class B Common Stock held by any Person on the Threshold Date, (ii) an increase in a holder's percentage ownership of Class B Common Stock resulting solely from a change in the total number of shares of Class B Common Stock outstanding as a result of a repurchase of Class B Common Stock by the Corporation since the last date on which that holder acquired Class B Common Stock, (iii) acquisitions of Class B Common Stock (1) made pursuant to contracts existing prior to the Threshold Date, including the acquisition of Class B Common Stock pursuant to the conversion provisions of Class A Preferred Stock outstanding prior to the Threshold Date, (2) by bequest or inheritance, or by operation of law upon the death or incompetency of any individual and (3) by any other transfer made without valuable consideration, in good faith and not for the purpose of circumventing the restrictions imposed by the 15% Threshold Amount. A gift made to any Person who is related to the donor by blood or marriage, a gift made to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986 or a successor provision and a gift to a Person who is a fiduciary solely for the benefit of, or which is owned entirely by, one or more of the following persons or entities:

         (1)      a person who is related to the donor by blood or marriage, or

         (2) a charitable organization which is qualified under Section 501(c)(3) as described above shall be presumed to be made in good faith and not for purposes of circumventing the restrictions imposed by the 15% Threshold Amount.

            Acquisitions of Class A Common Stock so as to preclude the effect of the voting restrictions contained in the preceding paragraph must be made for an "equitable price." For purposes of this paragraph an "equitable price" is deemed to have been paid only when the shares of Class A Common Stock have been acquired at a price at least equal to the greater of (i) the highest per share price paid by the acquiring Person, in cash or non-cash consideration, for any Class B Common Stock acquired within the 60-day periods preceding and following the acquisition of the Class A Common Stock or (ii) the highest closing market sale price of Class B Common Stock during the 30-day periods preceding and following the acquisition of the Class A Common Stock. The value of any non-cash consideration will be determined by the Board of Directors acting in good faith. The highest closing market sale price of a share of Class B Common Stock will be the highest closing sale price reported by the principal trading market for either class of Common Stock.

         As used in this Article 4(a)(C)(ii):

                              "Person" shall include one or more persons and
                  entities who act or agree to act in concert with respect to the acquisition or disposition of Class B Common Stock or with respect to proposing or effecting a plan or proposal to (a) a merger, reorganization or liquidation of the Corporation or a sale of a material amount of its assets, (b) a change in the Corporation's Board of Directors or management, including any plans or proposal to fill vacancies on the Board of Directors or change the number or term of Directors, (c) a material change in the business or corporate structure of the Corporation, or (d) any material change in the capitalization or dividend policy of the Corporation. As used in the preceding sentence, "act or agree to act in concert" shall not include acts or agreements to act by persons pursuant to their official capacities as Directors or officers of the Corporation or because they are related by blood or marriage.

                             Each reference to acquiring or acquisition of Class
                  B Common Stock and Class A Common Stock shall include direct and indirect acquisitions of such stock.

                           (iii) The holders of Class B Common  Stock shall have
         the right, at their option, to convert such shares into shares of Class A Common Stock at any time after the issuance thereof, on a share-per-share basis. The conversion rights in the preceding sentence shall expire upon the occurrence of the automatic conversion of all outstanding shares of Class A Common Stock into Class B Common Stock pursuant to the provisions of paragraph (B)(ii) of this Article 4(a). In order to convert shares of Class B Common Stock into shares of Class A Common Stock, the holder thereof shall surrender at the office of the Corporation the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice at such office that he elects to convert such shares of Class B Common Stock which shall be deemed to have been converted as of the date (hereinafter called the "Class A Conversion Date") of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date. As soon as practicable on or after the Class A Conversion Date, the Corporation will deliver at such office a certificate or certificates for the number of shares of Class A Common Stock issuable on such conversion.

                  (b)      Six Percent (6%) Voting Cumulative Preferred Stock.

                           (A) The holders of record of Six Percent (6%) Voting Cumulative Preferred Stock shall be entitled to cash dividends when and as declared by the Board of Directors at the rate of six percent (6%) of the par value per share per annum and no more, payable on the first days of January and July in each year in preference to and in priority over dividends upon the common stock and all other shares junior to the Six Percent (6%) Voting Cumulative Preferred Stock. Such cash dividends on the Six Percent (6%) Voting Cumulative Preferred Stock are to be cumulative so that, if for any year or years cash dividends at the rate of six percent (6%) per share per annum are not declared and paid or set apart for payment on such Six Percent (6%) Voting Cumulative Preferred Stock outstanding, the deficiency shall be declared and paid or set apart for payment prior to the making of any dividend or other distribution on the common stock, such cash dividends on the Six Percent (6%) Voting Cumulative Preferred Stock to accrue from the date of issue if that be a dividend date, otherwise from the dividend date next preceding the date of issue of such Six Percent (6%) Voting Cumulative Preferred Stock. Upon the payment or setting apart for payment of all dividends current and accumulated at the rate of six percent (6%) per annum upon the Six Percent (6%) Voting Cumulative Preferred Stock, the directors may declare and pay dividends in order of priority upon shares junior to the said Six Percent (6%) Voting Cumulative Preferred Stock.

                           (B) In the event of any voluntary or involuntary liquidation, dissolution or any winding up of the Corporation, the holders of record of the Six Percent (6%) Voting Cumulative Preferred Stock shall be entitled to be paid the full par value of such issue of Preferred Stock plus accumulated dividends thereon to the date of such liquidation, dissolution or winding up of the Corporation, whether or not the Corporation shall have a surplus or earnings available for dividends, and no more before any distribution of any assets shall be made to the holders of any class of common stock or other shares junior to the Six Percent (6%) Voting Cumulative Preferred Stock.

                           (C) The Corporation at its option may redeem the whole or any part, pro rata or by lot, of the Six Percent (6%) Voting Cumulative Preferred Stock outstanding at any time by paying therefor in cash one hundred percent (100%) of the par value thereof plus accumulated dividends thereon to the date fixed for such redemption by mailing notice of such redemption to the holders of such Six Percent (6%) Voting Cumulative Preferred Stock to be redeemed at their respective addresses as such addresses may appear on the stock books of the Corporation, specifying the time and place of redemption at the office of the Corporation, such notice to be mailed at least thirty
         (30) days and not more than sixty (60) days prior to the date specified therein for redemption.

                           (D) In all elections of directors of the Corporation, each holder of Six Percent (6%) Voting Cumulative Preferred Stock shall have the right to vote in person or by proxy the number of shares of Six Percent (6%) Voting Cumulative Preferred Stock held by him for as many Persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                           (E) A class of stock shall be deemed to be "junior to the Six Percent (6%) Voting Cumulative Preferred Stock" if the Six Percent (6%) Voting Cumulative Preferred Stock has priority over such class with respect to dividend rights or liquidation rights.

                  (c)      Preferred Stock Without Par Value.

                           (A) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this paragraph, to provide for the issuance in series of the shares of Preferred Stock Without Par Value, and by filing a certificate pursuant to the Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series whether or not such relative rights, preferences and limitations of such series shall be fixed as senior to, junior to, or on a parity with the relative rights, preferences and limitations of any other class of stock or series thereof, and to reclassify or alter the designation, relative rights, preferences and limitations of any authorized and unissued Preferred Stock Without Par Value whether or not such shares shall have been designated as shares of any particular series and whether or not such relative rights, preferences and limitations of such series shall be fixed as senior to, junior to, or on a parity with the relative rights, preferences and limitations of any other class of stock or series thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

             (i) The number of shares constituting that series and the distinctive designation of that series;

             (ii) The rate and times at which, and the terms and conditions on which, dividends, if any, on shares of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

             (iii) Whether that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

             (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

             (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             (vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation; and

           (vii) Any other relative rights, preferences and limitations of that series.

                           The authority of the Board of Directors with respect to each such series shall be limited by the condition that no series of the shares of any series so authorized by the Board of Directors to be issued shall rank as to the payment of dividends or rights on liquidation, dissolution or winding up of the Corporation senior to the shares of any previously authorized series or of any other class of Preferred Stock without an affirmative vote of a majority of the holders of each such series or class of stock.

                           (B) Dividends on outstanding shares of Preferred Stock Without Par Value shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on any class of common stock with respect to the same dividend period. If the stated dividends on the shares of all series of Preferred Stock Without Par Value are not paid in full, the shares of all series of such class shall share ratably in the payment of dividends including accumulation, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

                           (C) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of Preferred Stock Without Par Value then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any class of common stock, an amount equal to the stated value of the stock plus, in respect of each share with respect to which dividends are cumulative, a sum computed at the dividend rate provided for in the Certificate of Incorporation from and after the date on which dividends on such shares became cumulative to and including the date fixed for such payment, less the aggregate of the dividends theretofore paid thereon, but computed without interest. If the amounts payable on liquidation in respect to the shares of all series of Preferred Stock Without Par Value are not paid in full, the shares of all series of such class shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. If such payment shall have been made in full to the holders of all shares of Preferred Stock Without Par Value on voluntary or involuntary liquidation, dissolution or winding up, the remaining assets of the Corporation shall be distributed in accordance with Section (d)(C) of this Article 4. For the purpose of this paragraph, a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation or winding up of the Corporation.

                  (d)  Preferred Stock With $.025 Par Value, Class A.

                           (A) The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this paragraph, to provide for the issuance in series of the shares of Preferred Stock With $.025 Par Value, Class A (hereinafter called "Class A Preferred Stock"), and by filing a certificate pursuant to the Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

           (i) The number of shares constituting that series and the distinctive designation of that series;

           (ii) The rate and times at which, and the terms and conditions on which, dividends, if any, on shares of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

           (iii) Whether that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

           (iv) Whether that series shall have conversion privileges, and, it so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             (vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation; and

           (vii) Any other relative rights, preferences and limitations of that series.

                  The authority of the Board of Directors shall be limited by the condition that the shares of each series of Class A Preferred Stock authorized by the Board of Directors to be issued shall rank, as to the payment of dividends or rights on liquidation, dissolution or winding up of the Corporation, junior to the shares of any authorized class of Preferred Stock.

                           (B) Dividends on outstanding shares of Class A Preferred Stock shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on any class of common stock with respect to the same dividend period. It the stated dividends on the shares of all series of Class A Preferred Stock are not paid in full, the shares of all series of such class shall share ratably in the payment of dividends including accumulation, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

                           (C) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of Class A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any class of common stock, an amount equal to the stated value of the stock plus, in respect of each share with respect to which dividends are cumulative, a sum computed at the dividend rate provided for in the Certificate of Incorporation from and after the date on which dividends on such shares became cumulative to and including the date fixed for such payment, less the aggregate of the dividends theretofore paid thereon, but computed without interest. If the amounts payable on liquidation in respect to the shares of all series of Class A Preferred Stock are not paid in full, the shares of all series of such class shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. If such payment shall have been made in full to the holders of all shares of Class A Preferred Stock on voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation shall be distributed among the holders of each class of common stock pro rata in accordance with their respective holdings. For the purpose of this paragraph, a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation or winding up of the Corporation.

                           (D) First Series of Class A Preferred Stock. The first series of 1,000,000 shares of Class A Preferred Stock shall be designated Ten Percent (10%) Cumulative Convertible Voting Preferred Stock3/4Series A, $0.25 stated value (hereinafter called "10% Voting Preferred Stock"), and shall have the following rights, preferences and limitations:

            (i) Dividends. The holders of the 10% Voting Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of surplus legally available for the payment of dividends, cumulative cash dividends at the rate of $.025 per share per annum, and no more, payable on the first days of January and July, commencing January l, 1984. Such dividends shall be payable after all past and current dividends on the Six Percent (6%) Voting Cumulative Preferred Stock and the Preferred Stock Without Par Value have been declared and paid, or a sum sufficient therefor has been set aside for that purpose, and before any dividends (other than a stock dividend in shares of the same class of stock) on any class of common stock shall be paid or set apart for payment or any shares of such stock shall be acquired for consideration. Dividends shall be cumulative from and after the date of issue of such shares, but any arrearages in payment shall not bear interest.

              (ii) Redemption. Provided that dividends on the Six Percent (6%) Voting Cumulative Preferred Stock and the Preferred Stock Without Par Value have been paid or a sum set aside for payment, the Corporation, at the option of the Board of Directors, may redeem all or any part of the 10% Voting Preferred Stock at any time outstanding, at any time or from time to time, upon notice duly given as hereinafter provided for an amount in respect of each share to be redeemed equal to the sum of $0.25 and an amount computed at the annual rate of $.025 per annum per share from and after the date on which dividends on such share became cumulative to and including the date fixed for such redemption, less the aggregate of the dividends theretofore and on such redemption date paid, but computed without interest.

                  Notice of every such redemption of 10% Voting Preferred Stock shall be mailed at least thirty (30) days prior to the date fixed for such redemption to the holders of record of shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In case of redemption of a part only of the 10% Voting Preferred Stock at the time outstanding, the shares to be redeemed shall be selected in such manner as the Board of Directors may determine, whether by lot or by pro rata redemption or by selection of particular shares, and the proceedings and actions of the Board of Directors in this connection shall not be subject to attack except for fraud.

              (iii) Voting. The holders of 10% Voting Preferred Stock shall be entitled to one vote for each share of such stock on all questions presented to the stockholders of the Corporation.

              (iv) Conversion. The holders of 10% Voting Preferred Stock shall have the right, at their option, to convert such shares into shares of common stock, $0.25 par value, at any time after the issuance thereof, on and subject to the following terms and conditions:

                           (a) The 10% Voting Preferred Stock shall be convertible, at the office of the Corporation or at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares of Class A Common Stock and Class B Common Stock (calculated as to each conversion to the nearest 1/10 of a share) at the conversion rate, determined as hereinafter provided, in effect at the time of conversion. The conversion rate shall be one (l) share of Class A Common Stock and one (1) share of Class B Common Stock for every twenty (20) shares of 10% Voting Preferred Stock. In case the Corporation shall at any time subdivide its outstanding shares of common stock into a greater number of shares or shall pay in shares of common stock a dividend on then outstanding shares of common stock, the number of shares of common stock into which the 10% Voting Preferred Stock is convertible shall be proportionately increased and, conversely, in case the Corporation shall at any time combine its outstanding shares of common stock into a smaller number of shares, the number of shares of common stock into which the 10% Voting Preferred Stock is convertible shall be proportionately reduced. If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, shall be effected, the holder of 10% Voting Preferred Stock shall thereafter be entitled upon the exercise of conversion rights to receive the number and kind of shares of stock, securities or assets which the holder would have been entitled to receive in connection with such reorganization, recapitalization, merger or consolidation if he had been a holder of the number of shares of common stock of the Corporation issuable upon the conversion of his 10% Voting Preferred Stock immediately prior to the time such reorganization, recapitalization, merger, or consolidation became effective. No adjustment shall be made upon any conversion on account of any dividends accrued on the shares of 10% Voting Preferred Stock surrendered for conversion or on account of any dividend on the shares of common stock issued on such conversion.

                           (b)  In  order  to  convert   shares  of  10%  Voting
                  Preferred Stock into shares of common stock, the holder thereof shall surrender at the office of the Corporation the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice at such office that he elects to convert such shares of 10% Voting Preferred Stock which shall be deemed to have been converted as of the date (hereinafter called the "Conversion Date") of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such common stock on such date. As soon as practicable on or after the Conversion Date, the Corporation will deliver at such office a certificate or certificates for the number of full shares of common stock issuable on such conversion, together with cash in lieu of any fraction of a share, as hereinafter provided, to the persons entitled to receive the same. In case shares of 10% Voting Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall have been made in the payment of the redemption price.

                           (c) No  fractional  shares of common  stock  shall be
                  issued upon conversion, but the Corporation shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable, in an amount equal to the same fraction of the market price per share of common stock at the close of business on the Conversion Date. The market price per share shall be, (i) if traded on the over-the-counter market, the mean between the closing bid and asked quotations, or (ii) if traded on a national securities exchange, the closing sale price, or (iii) if traded on both the over-the-counter market and an exchange, the mean between the prices determined in accordance with clauses (i) and (ii) of this sentence.

                           (E) Second Series of Class A Preferred Stock. The second series of 400,000 shares of Class A Preferred Stock shall be designated Ten Percent (10%) Cumulative Convertible Voting Preferred Stock3/4Series B, $0.25 stated value (hereinafter called "Series B Preferred Stock"), and shall have the following rights, preferences and limitations:

           (i) Dividends. The holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of surplus legally available for the payment of dividends, cumulative cash dividends at the rate of $.025 per share per annum, and no more, payable on the first days of January and July, commencing July 1, 1985. Such dividends shall be payable after all past and current dividends on the Six Percent (6%) Voting Cumulative Preferred Stock and the Preferred Stock Without Par Value have been declared and paid, or a sum sufficient therefor has been set aside for that purpose, and before any dividends (other than a stock dividend in shares of the same class of stock) on any class of common stock shall be paid or set apart for payment or any shares of such stock shall be acquired for consideration. Dividends shall be cumulative from and after the date of issue of such shares, but any arrearages in payment shall not bear interest.

             (ii) Redemption. Provided that dividends on the Six Percent (6%) Voting Cumulative Preferred Stock and the Preferred Stock without Par Value have been paid or a sum set aside for payment, the Corporation, at the option of the Board of Directors, may redeem all or any part of the Series B Preferred Stock at any time outstanding, at any time or from time to time, upon notice duly given as hereinafter provided for an amount in respect of each share to be redeemed equal to the sum of $0.25; and an amount computed at the annual rate of $.025 per annum per share from and after the date on which dividends on such share became cumulative to and including the date fixed for such redemption, less the aggregate of the dividends theretofore and on such redemption date paid, but computed without interest.

              Notice of every such redemption of Series B Preferred Stock shall be mailed at least thirty (30) days prior to the date fixed for such redemption to the holders of record of shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In case of redemption of a part only of the Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected in such manner as the Board of Directors may determine, whether by lot or by pro rata redemption or by selection of particular shares, and the proceedings and actions of the Board of Directors in this connection shall not be subject to attack except for fraud.

             (iii) Voting. The holders of Series B Preferred Stock shall be entitled to one vote for each share of such stock in all questions presented to the stockholders of the Corporation.

           (iv) Conversion. The holders of Series B Preferred Stock shall have the right, at their option, to convert such shares into shares of common stock, $0.25 par value, at any time after the issuance thereof, on and subject to the following terms and conditions:

                           (a)  The   Series   B   Preferred   Stock   shall  be
                  convertible, at the office of the Corporation or at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares of Class A Common Stock and Class B Common Stock (calculated as to each conversion to the nearest 1/10 of a share) at the conversion rate, determined as hereinafter provided, in effect at the time of conversion. The conversion rate shall be one (1) share of Class A Common Stock and one (1) share of Class B Common Stock for every thirty (30) shares of Series B Preferred Stock. In case the Corporation shall at any time subdivide its outstanding shares of common stock into a greater number of shares or shall pay in shares of common stock a dividend on then outstanding shares of common stock, the number of shares of common stock into which the Series B Preferred Stock is convertible shall be proportionately increased and, conversely, in case the Corporation shall at any time combine its outstanding shares of common stock into a smaller number of shares, the number of shares of common stock into which the Series B Preferred Stock is convertible shall be proportionately reduced. If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, shall be effected, the holder of Series B Preferred Stock shall thereafter be entitled upon the exercise of conversion rights to receive the number and kind of shares of stock, securities or assets which the holder would have been entitled to receive in connection with such reorganization, recapitalization, merger or consolidation if he had been a holder of the number of shares of common stock of the Corporation issuable upon the conversion of his Series B Preferred Stock immediately prior to the time such reorganization, recapitalization, merger, or consolidation became effective. No adjustment shall be made upon any conversion on account of any dividends accrued on the shares of Series B Preferred Stock surrendered for conversion or on account of any dividend on the shares of common stock issued on such conversion.

                           (b) In order to convert  shares of Series B Preferred
                  Stock into shares of common stock, the holder thereof shall surrender at the office of the Corporation the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice at such office that he elects to convert such shares of Series B Preferred Stock which shall be deemed to have been converted as of the date (hereinafter called the "Conversion Date") of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such common stock on such date. As soon as practicable on or after the Conversion Date, the Corporation will deliver at such office a certificate or certificates for the number of full shares of common stock issuable on such conversion, together with cash in lieu of any fraction of a share, as hereinafter provided, to the persons entitled to receive the same. In case shares of Series B Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall have been made in the payment of the redemption price.

                           (c) No  fractional  shares of common  stock  shall be
                  issued upon conversion, but the Corporation shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable, in an amount equal to the same fraction of the market price per share of common stock at the close of business on the Conversion Date. The market price per share shall be, (i) if traded on the over-the-counter market, the mean between the closing bid and asked quotations, or (ii) if traded on a national securities exchange, the closing sale price, or (iii) if traded on both the over-the-counter market and an exchange, the mean between the prices determined in accordance with clauses (i) and (ii) of this sentence.

                  (e)      Provisions Generally Applicable to Capital Stock.

                           (A) No holder of shares of the Capital Stock of any class of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may, from time to time, fix; and any shares of stock or convertible obligations which the Corporation may determine to offer for subscription to the holders of stock may, as the Board of Directors shall determine, be offered to holders of any class or classes of stock exclusively or to holders of all classes of stock, and if offered to more than one class of stock, in such proportions as between the said classes of stock as the Board of Directors in its discretion may determine.

                           As used in this Section (e) the expression "convertible obligations" shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the Corporation of any class or classes; and the Board of Directors is hereby expressly authorized, in its discretion, in connection with the issue of any obligations or stock of the Corporation (but without intending hereby to limit its general power as to do in any other cases) to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such periods as the Board of Directors shall determine, and to cause such rights or options to be evidenced by such warrants or other instruments as it may deem advisable.

                  (B) The Board of Directors may authorize the purchase of shares of Class A Common Stock or Class B Common Stock or any other class of stock or any combination of classes without regard to differences among the classes in price or other terms upon which such shares may be purchased.

         FOURTH: Upon the filing of this certificate by the Department of State, the 2,796,555 issued shares and the 7,203,445 unissued shares of the Corporation shall be changed into (1) 2,796,555 issued shares and 7,203,445 unissued shares of Class A Common Stock and (2) 2,796,555 issued shares and 7,203,445 unissued shares of Class B Common Stock at the rate of one share of Class A Common Stock and one share of Class B Common Stock for each current outstanding share of Common Stock.
         FIFTH: Article 7 of the certificate of incorporation of the Corporation is amended to change the office of the Corporation. To accomplish this, Article 7 of the certificate of incorporation is hereby amended to read in its entirety as follows:
                           7. The office of the Corporation shall be located in the Village of Pittsford, County of Monroe, New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation that may be served upon the Secretary of State is 1162 Pittsford-Victor Road, Pittsford, New York 14534.

         SIXTH: The foregoing amendments of the certificate of incorporation were authorized at a meeting of the Board of Directors, followed by the votes cast in person or by proxy of the holders of record of a majority of the outstanding shares entitled to vote at the annual shareholders meeting of the Corporation, except that the amendment contained in Article FIFTH hereof was not voted upon by shareholders.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 5th day of August 1995 and affirm that the statements made herein are true under penalty of perjury.

                                                Kraig H. Kayser, President



                                                Jeffrey L. Van Riper, Secretary